ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: www.nvsos.gov

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080489967-03
Filing Date and Time 07/22/2008 9:19 AM
Entity Number E0473672008-2

ARTICLES OF INCORPORATION

(PURSUANT TO NRS 78)

1.	Name of Corporation:	EFL OVERSEAS, INC.

2.	Resident Agent	STATE AGENT AND TRANSFER SYNDICATE, INC.
Name and Street Address:		112 NORTH CURRY STREET CARSON CITY, NEVADA 89703

3.	Shares:	Number of shares with par value: 75,000,000
Par value: $.001
Number of shares without par value:

4.	Names &	1) GABRIEL JONES
Addresses Of Board of Directors/Trustees:		112 NORTH CURRY STREET CARSON CITY, NV 89703

2) KEIKO NARITA 112 NORTH CURRY STREET CARSON CITY, NV 89703

5.	Purpose:	The purpose of the Corporation shall be:

6.	Names, Addresses and Signature of Incorporator	Jennifer Graehl for Agent and Transfer Syndicate, Inc. 112 North Curry Street
	Carson City NV 89703	/s/J. Graehl

7.	Certificate of	I hereby accept appointment as Resident Agent for the above
Acceptance of Appointment of	named corporation.	July 22, 2008
Resident Agent:	/s/ J. Graehl	Date
Authorized Signature of R.A. or On Behalf of R.A. Company

NUMBER OF PAGES ATTACHED 1

Addendum to the

ARTICLES OF INCORPORATION

OF

EFL OVERSEAS, INC.

PARAGRAPH THREE

SHARES

The amount of the total authorized capital of this corporation is $75,000 as 75,000,000 shares each with a par value of one mill ($.001). Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as proved by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

PARAGRAPH EIGHT

ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of the NRS 78.300.

PARAGRAPH NINE

AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.